Exhibit 99.1

ARC Reports Results for Third Quarter 2012

WALNUT CREEK, CA—(November 5, 2012)—ARC (NYSE: ARC), the nation’s leading document solutions company for the architecture, engineering, and construction (AEC) industry, today reported its financial results for the third quarter ended September 30, 2012.

Business Highlights:

•	Cash from operations was $30.9 million for the nine months ended September 30, 2012 vs. $29.5 million for the same period last year

•	ARC accelerates shedding of costs associated with traditional reprographics as project-related document management trends emerge in third quarter

•	Number of service centers and headcount reduced by more than 10% in October

•	Q3 adjusted earnings per share of $(0.04) vs. $0.02 for Q3 2011; gross margin for the third quarter was 29.4%

•

Company maintains 2012 fully-diluted annual adjusted earnings per share forecast to be in the range ($0.03) to $0.03, and projected 2012 annual cash from operating activities to be in the range of $35 million to $45 million

Financial Highlights:

	Three Months Ended September 30		Nine Months Ended September 30
(All dollar figures in millions, except EPS)	2012	2011	2012	2011
Net Revenue	$99.4	$104.8	$309.2	$320.9
Gross Margin	29.4%	32.4%	30.7%	32.1%
Net Loss attributable to ARC	$(20.1)	$(41.8)	$(26.1)	$(130.0)
Adjusted Net Income (Loss) attributable to ARC	$(1.7)	$1.1	$(0.9)	$(0.8)
EPS	$(0.44)	$(0.92)	$(0.57)	$(2.87)
Adjusted EPS	$(0.04)	$0.02	$(0.02)	$(0.02)

Cash from Operations	$14.0	$17.6	$30.9	$29.5
Capital Expenditures	$4.9	$4.3	$14.2	$11.9

Debt & Capital Leases (including current)			$224.2	$238.6

Management Commentary:

“While the AEC market in the U.S. did not experience a significant recovery in the third quarter, some larger bellwether projects emerged that offered a view into future trends in project-related document printing,” said K. “Suri” Suriyakumar, Chairman, President and CEO of ARC. “Digital document management practices appear to be growing quickly in larger firms, and also in small to mid-size companies where such practices have been slow to gain traction in the past.”

“This evolving customer behavior has prompted us to accelerate our plans to shed costs associated with declining sales trends in project-related printing. We have reduced our footprint by approximately 30 service centers, reduced headcount in production and middle management, streamlined our upper management team, and allocated more resources into growing sales categories such as MPS, color and digital services,” Mr. Suriyakumar continued. “None of these actions were unexpected, we simply moved faster and made changes of greater magnitude as these customer trends became clearer.”

“These changes address the dramatic expansion of Global Services MPS contracts with AECOM, HKS and Swinerton in the third quarter, as well as new contracts with AEC giants such as Parsons Brinckerhoff and two other multi-billion dollar firms,” said Mr. Suriyakumar.

CFO John Toth commented, “While our income statement results for the third quarter were disappointing, our balance sheet remains strong with our senior revolver remaining untapped. In addition, our cash increased from $23.3 million at the end of the second quarter, to $30.5 million at the end of the third quarter, and our cash flow from operations is $30.9 million year to date vs. $29.5 million for the same period last year in spite of the decline in sales. We continue to generate cash and manage our capital availability as we transform our business. The initiatives we have executed in October are anticipated to add considerably to our margins.”

Goodwill Impairment:

In the third quarter, ARC recorded a goodwill impairment charge of $16.7 million.

On September 30, 2012, the Company performed its annual goodwill impairment analysis.The results of the Company’s analysis indicated that seven of its reporting units, six in the United States and one in Canada, had a goodwill impairment, and the Company recorded a pretax, non-cash charge for the three and nine months ended September 30, 2012 to reduce the carrying value of goodwill by $16.7 million.

Outlook:

The company has maintained its projection of adjusted earnings per share for 2012 to be in the range of $(0.03) to $0.03. ARC’s projection of annual cash flow from operating activities remains in the range of $35 million to $45 million.

Teleconference and Webcast:

ARC will host a conference call and audio webcast today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time) to discuss results for the Company’s third quarter of 2012. The conference call can be accessed by dialing (855) 812-4355. The conference ID number is 44044342.

A live Webcast will also be made available on the investor relations page of ARC’s website at www.e-arc.com.

A replay will be available approximately one hour after the call for seven days following the call’s conclusion. To access the replay, dial (855) 859-2056. The conference ID number to access the replay is 44044342. A Web archive will be made available at http://www.e-arc.com for approximately 90 days following the call’s conclusion.

About ARC (NYSE: ARC)

ARC provides specialized document solutions to businesses of all types, with an emphasis on the non-residential segment of the architecture, engineering and construction (“AEC”) industry. The company’s products and services enhance our customers’ document workflow, reduce costs, shorten document processing and distribution time, improve the quality of document management tasks, and provide a secure, controlled environment in which to manage, distribute and produce documents. The company’s service centers are digitally connected and allow the provision of services both locally and nationally to more than 100,000 active customers. ARC is headquartered in California with service centers in 42 states in the US, three provinces in Canada, 12 locations in China and select locations in the U.K., Hong Kong, Australia and India. For more information, visit www.e-arc.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words such as “anticipated,” “trends,” “opportunities,” “transform,” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Factors that could cause our actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, current economic conditions and downturn in the architectural, engineering and construction (AEC) industries specifically, and the timing and nature of any economic recovery; our inability to mitigate revenue exposure to the cyclical nature of the AEC industries; our inability to streamline operations and reduce and/or manage costs; our failure to develop and introduce new services successfully, including expansion of client service capabilities in our core AEC market; competition in our industry and innovation by our competitors; our failure to anticipate and adapt to future changes in our industry; our failure to take advantage of market opportunities and/or to complete acquisitions; our dependence on certain key vendors for equipment, maintenance services and supplies; and damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers. The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect our future performance, please review our periodic filings with the U.S. Securities and Exchange Commission, and specifically the risk factors set forth in our most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:

David Stickney

VP Corporate Communications

925-949-5114

American Reprographics Company

Consolidated Balance Sheets

(Dollars in thousands, except per share data)

(Unaudited)

	September 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$30,534	$25,437
Accounts receivable, net of allowances for accounts receivable of $3,050 and $3,309	57,698	54,713
Inventories, net	14,450	12,107
Prepaid expenses	4,699	3,999
Other current assets	8,080	7,541

Total current assets	115,461	103,797

Property and equipment, net of accumulated depreciation of $199,871 and $191,598	56,408	55,084
Goodwill	212,608	229,315
Other intangible assets, net	36,308	45,127
Deferred financing costs, net	4,495	4,574
Deferred income taxes	1,293	1,368
Other assets	2,196	2,092

Total assets	$428,769	$441,357

Liabilities and Equity
Current liabilities:
Accounts payable	$21,335	$21,787
Accrued payroll and payroll-related expenses	9,906	7,292
Accrued expenses	26,440	19,308
Current portion of long-term debt and capital leases	13,987	15,005

Total current liabilities	71,668	63,392

Long-term debt and capital leases	210,245	211,259
Deferred income taxes	28,114	26,447
Other long-term liabilities	3,107	3,194

Total liabilities	313,134	304,292

Commitments and contingencies

Stockholders’ equity:
American Reprographics Company stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 and 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 46,285 and 46,235 shares issued and outstanding	46	46
Additional paid-in capital	101,968	99,728
Retained earnings	6,591	32,663
Accumulated other comprehensive income (loss)	437	(1,760)

Total American Reprographics Company stockholders’ equity	109,042	130,677
Noncontrolling interest	6,593	6,388

Total equity	115,635	137,065

Total liabilities and equity	$428,769	$441,357

American Reprographics Company

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Reprographics services	$58,720	$65,529	$186,029	$206,011
Facilities management	27,116	25,505	81,262	75,304
Equipment and supplies sales	13,590	13,758	41,936	39,571

Total net sales	99,426	104,792	309,227	320,886
Cost of sales	70,178	70,868	214,348	217,881

Gross profit	29,248	33,924	94,879	103,005
Selling, general and administrative expenses	23,916	23,533	71,346	78,169
Amortization of intangible assets	1,846	4,654	9,244	14,119
Goodwill impairment	16,707	42,109	16,707	65,444

Loss from operations	(13,221)	(36,372)	(2,418)	(54,727)

Other income, net	(25)	(27)	(79)	(88)

Interest expense, net	6,982	7,743	21,675	23,609

Loss before income tax (benefit) provision	(20,178)	(44,088)	(24,014)	(78,248)
Income tax (benefit) provision	(84)	(2,392)	1,845	51,872

Net loss	(20,094)	(41,696)	(25,859)	(130,120)
(Income) loss attributable to the noncontrolling interest	(18)	(61)	(213)	90

Net loss attributable to American Reprographics Company	$(20,112)	$(41,757)	$(26,072)	$(130,030)

Loss per share attributable to American Reprographics Company shareholders:
Basic	$(0.44)	$(0.92)	$(0.57)	$(2.87)

Diluted	$(0.44)	$(0.92)	$(0.57)	$(2.87)

Weighted average common shares outstanding:
Basic	45,716	45,416	45,641	45,366
Diluted	45,716	45,416	45,641	45,366

American Reprographics Company

Non-GAAP Measures

Reconciliation of cash flows provided by operating activities to EBIT, EBITDA and Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended September,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cash flows provided by operating activities	$14,029	$17,617	$30,879	$29,490
Changes in operating assets and liabilities, net of business acquisitions	(6,893)	(7,504)	(2,110)	19,078
Non-cash expenses, including depreciation and amortization	(27,230)	(51,809)	(54,628)	(178,688)
Income tax (benefit) provision	(84)	(2,392)	1,845	51,872
Interest expense	6,982	7,743	21,675	23,609
Net (income) loss attributable to the noncontrolling interest	(18)	(61)	(213)	90

EBIT	(13,214)	(36,406)	(2,552)	(54,549)
Depreciation and amortization	8,989	11,711	30,510	36,363

EBITDA	(4,225)	(24,695)	27,958	(18,186)
Goodwill impairment	16,707	42,109	16,707	65,444
Stock-based compensation	554	517	1,457	3,775

Adjusted EBITDA	$13,036	$17,931	$46,122	$51,033

American Reprographics Company

Non-GAAP Measures

Reconciliation of net loss attributable to ARC to unaudited adjusted net (loss) income attributable to ARC

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net loss attributable to ARC	$(20,112)	$(41,757)	$(26,072)	$(130,030)
Goodwill impairment	16,707	42,109	16,707	65,444
Change in trade name impact to amortization	—	2,368	3,158	7,106
Interest rate swap related costs	776	1,389	3,047	4,369
Income tax provision, related to above items	(4,230)	(6,866)	(6,279)	(14,745)
Deferred tax valuation allowance and other discrete tax items	5,142	3,832	8,575	67,040

Unaudited adjusted net (loss) income attributable to ARC	$(1,717)	$1,075	$(864)	$(816)
Actual:
Loss per share attributable to ARC shareholders:
Basic	$(0.44)	$(0.92)	$(0.57)	$(2.87)
Diluted	$(0.44)	$(0.92)	$(0.57)	$(2.87)
Weighted average common shares outstanding:
Basic	45,716	45,416	45,641	45,366
Diluted	45,716	45,416	45,641	45,366

Adjusted:
(Loss) earnings per share attributable to ARC shareholders:
Basic	$(0.04)	$0.02	$(0.02)	$(0.02)
Diluted	$(0.04)	$0.02	$(0.02)	$(0.02)

Weighted average common shares outstanding:
Basic	45,716	45,416	45,641	45,366
Diluted	45,716	45,448	45,641	45,366

American Reprographics Company

Non-GAAP Measures

Reconciliation of net loss attributable to ARC to EBIT, EBITDA and Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net loss attributable to ARC	$(20,112)	$(41,757)	$(26,072)	$(130,030)
Interest expense, net	6,982	7,743	21,675	23,609
Income tax (benefit) provision	(84)	(2,392)	1,845	51,872

EBIT	(13,214)	(36,406)	(2,552)	(54,549)
Depreciation and amortization	8,989	11,711	30,510	36,363

EBITDA	(4,225)	(24,695)	27,958	(18,186)
Goodwill impairment	16,707	42,109	16,707	65,444
Stock-based compensation	554	517	1,457	3,775

Adjusted EBITDA	$13,036	$17,931	$46,122	$51,033

Non-GAAP Financial Measures.

EBIT, EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.

EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. EBIT margin is a non-GAAP measure calculated by dividing EBIT by net sales. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.

We present EBIT, EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.

We use EBIT and EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. As a result, we believe EBIT is the best measure of operating segment profitability and the most useful metric by which to measure and compare the performance of our operating segments. We also use EBIT to measure performance for determining operating segment-level compensation and we use EBITDA to measure performance for determining consolidated-level compensation. In addition, we use EBIT and EBITDA to evaluate potential acquisitions and potential capital expenditures.

EBIT, EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, EBIT, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT, EBITDA and related ratios only as supplements. For more information, see our interim Condensed Consolidated Financial Statements and related notes on our 2012 quarterly reports on Form 10-Q. Additionally, please refer to our 2011 Annual Report on Form 10-K.

Our presentation of adjusted net income and adjusted EBITDA over certain periods is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above.

Specifically, we have presented adjusted net (loss) income attributable to ARC and adjusted (loss) earnings per share attributable to ARC shareholders for the three and nine months ended September 30, 2012 and 2011 to reflect the exclusion of goodwill impairment charge, the amortization impact related specifically to the change in useful lives of trade names, interest rate swap related costs, the valuation allowance related to certain deferred tax assets and other discrete tax items. This presentation facilitates a meaningful comparison of our operating results for the three and nine months ended September 30, 2012 and 2011. We believe these charges were the result of our capital restructuring, or other items which are not indicative of our actual operating performance.

We presented adjusted EBITDA in the three and nine months ended September 30, 2012 to exclude the non-cash goodwill impairment charge of $16.7 million and stock-based compensation expense of $0.6 million and $1.5 million, respectively. We presented adjusted EBITDA in the three and nine months ended September 30, 2011 to exclude the non-cash goodwill impairment charge of $42.1 million and $65.4 million, respectively, and stock-based compensation expense of $0.5 million and $3.8 million, respectively. This presentation is consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.

American Reprographics Company

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Cash flows from operating activities
Net loss	$(20,094)	$(41,696)	$(25,859)	$(130,120)
Adjustments to reconcile net loss to net cash provided by operating activities:
Allowance for accounts receivable	128	329	532	746
Depreciation	7,143	7,057	21,266	22,244
Amortization of intangible assets	1,846	4,654	9,244	14,119
Amortization of deferred financing costs	276	225	812	662
Amortization of bond discount	156	140	453	407
Goodwill impairment	16,707	42,109	16,707	65,444
Stock-based compensation	554	517	1,457	3,775
Excess tax benefit related to stock-based compensation	—	—	—	(31)
Deferred income taxes	(3,797)	(5,009)	(4,301)	3,506
Deferred tax valuation allowance	3,854	1,379	6,766	65,719
Amortization of derivative, net of tax effect	486	871	1,908	2,737
Other noncash items, net	(123)	(463)	(216)	(640)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	2,796	206	(3,331)	(8,499)
Inventory	(1,081)	1,084	(2,666)	36
Prepaid expenses and other assets	(795)	942	(1,201)	(13,105)
Accounts payable and accrued expenses	5,973	5,272	9,308	2,490

Net cash provided by operating activities	14,029	17,617	30,879	29,490

Cash flows from investing activities
Capital expenditures	(4,932)	(4,316)	(14,194)	(11,938)
Payment for swap transaction	—	—	—	(9,729)
Other	317	278	133	925

Net cash used in investing activities	(4,615)	(4,038)	(14,061)	(20,742)

Cash flows from financing activities
Proceeds from stock option exercises	—	—	79	108
Proceeds from issuance of common stock under Employee Stock Purchase Plan	—	8	28	31
Excess tax benefit related to stock-based compensation	—	—	—	31
Payments on long-term debt agreements and capital leases	(3,575)	(5,618)	(12,041)	(19,719)
Net borrowings (repayments) under revolving credit facilities	1,424	(3,798)	1,041	10,822
Payment of deferred financing fees	—	(127)	(839)	(668)

Net cash used in financing activities	(2,151)	(9,535)	(11,732)	(9,395)

Effect of foreign currency translation on cash balances	(47)	3	11	308

Net change in cash and cash equivalents	7,216	4,047	5,097	(339)
Cash and cash equivalents at beginning of period	23,318	21,907	25,437	26,293

Cash and cash equivalents at end of period	$30,534	$25,954	$30,534	$25,954

	—	—	—	—
Supplemental disclosure of cash flow information
Noncash investing and financing activities
Noncash transactions include the following:
Capital lease obligations incurred	$1,781	$2,023	$8,511	$7,476
Liabilities in connection with acquisition of businesses	$—	$1,371	$—	$1,371